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                                                 File No. 70-8307


               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C. 20549

               __________________________________

                 POST-EFFECTIVE AMENDMENT NO. 12
                               TO
                            FORM U-1
               __________________________________

                   APPLICATION OR DECLARATION

                            under the

           PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

                              * * *

              AMERICAN ELECTRIC POWER COMPANY, INC.
                    AEP ENERGY SERVICES, INC.
             1 Riverside Plaza, Columbus, Ohio 43215
       (Name of company or companies filing this statement
          and addresses of principal executive offices)

                              * * *

              AMERICAN ELECTRIC POWER COMPANY, INC.
             1 Riverside Plaza, Columbus, Ohio 43215
             (Name of top registered holding company
             parent of each applicant or declarant)

                              * * *

             G. P. Maloney, Executive Vice President
           AMERICAN ELECTRIC POWER SERVICE CORPORATION
             1 Riverside Plaza, Columbus, Ohio 43215


                Jeffrey D. Cross, General Counsel
                    AEP ENERGY SERVICES, INC.
             1 Riverside Plaza, Columbus, Ohio 43215
           (Names and addresses of agents for service)


     American Electric Power Company, Inc., a registered holding company ("American"), and its wholly owned subsidiary, AEP Energy Services, Inc. ("AEPES") (jointly, the "Applicants"), have filed with this Commission an Application or Declaration on Form U-1 pursuant to the Public Utility Holding Company Act of 1935 (the "1935 Act"), and Sections 9 and 10 thereunder. American and AEPES hereby amend their Application or Declaration on Form U-1 in File No. 70-8307 as follows:
     1. By amending and restating the last paragraph of Part F. Subsidiaries of AEPES under ITEM 1. DESCRIPTION OF PROPOSED
TRANSACTION:
     "In addition, to mitigate risk or access skills and relationships that AEPES may require, Applicants expect that AEPES will pursue proposed business activities in certain instances through alliances with non-associates. Certain of these alliances may be relatively informal, not involving the formation of any new entities. Others may encompass formal joint ventures, possibly involving the formation of one or more partly-owned subsidiaries of AEPES. Accordingly, Applicants request authorization for AEPES to form any such partly-owned subsidiaries for the purpose of providing (1) project development, engineering, design, construction and construction management, operating, fuel management, maintenance and power plant overhaul, and other similar kinds of managerial and technical services to both affiliated and non-affiliated EWGs, FUCOs, QFs and all other projects relating to the generation, transmission and distribution of electric power ('Power Projects') in the United States and abroad; (2) energy management and demand-side management services in the United States; and (3) management, technical, operating and training expertise, as well as technical and procedural resources to non-affiliated entities that are not Power Projects in the United States and abroad, all as previously authorized by the Commission (HCAR Nos. 22468, 26014 and 26267, dated April 21, 1982, March 30,
1994 and April 5, 1995, respectively.)"
                            SIGNATURE
     Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the undersigned companies have duly caused this amendment to be signed on their behalf by the undersigned thereunto duly authorized.
                    AMERICAN ELECTRIC POWER COMPANY, INC.


                    By   _____/s/ A. A. Pena___________
                                 Treasurer


                    AEP ENERGY SERVICES, INC.


                    By   _____/s/ A. A. Pena____________
                                 Treasurer

Dated:    March 7, 1997